EXHIBIT 11.1
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER ORDINARY SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)




                                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                   SEPTEMBER 30,
                                                        ------------------------------  -----------------------------
                                                                       1996      1995                 1996      1995
                                                        --------------------  --------  -------------------  --------

PRIMARY COMPUTATION:
Earnings from continuing operations                     $            19,549   $ 1,279   $           43,596   $ 5,933
Dividends on preference shares                                         (213)     (353)                (985)     (802)
                                                        --------------------  --------  -------------------  --------
Earnings from continuing operations
   applicable to ordinary shares                                     19,336       926               42,611     5,131
Loss from discontinued operations                                       ---       ---                  ---    (3,821)
                                                        --------------------  --------  -------------------  --------
Earnings before extraordinary item applicable to
   ordinary shares                                                   19,336       926               42,611     1,310
Extraordinary item on extinguishment of debt                           (762)      ---               (1,196)      ---
                                                        --------------------  --------  -------------------  --------

Net earnings applicable to ordinary shares              $            18,574   $   926   $           41,415   $ 1,310
                                                        --------------------  --------  -------------------  --------

Shares:
Average number of ordinary shares outstanding                        36,298    35,221               35,792    35,088
Additional shares assuming conversion of
   stock options and convertible debentures                             799     1,104                1,027       673
                                                        --------------------  --------  -------------------  --------
Average ordinary and equivalent shares outstanding                   37,097    36,325               36,819    35,761
                                                        --------------------  --------  -------------------  --------

PRIMARY EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                   $              0.52   $  0.03   $             1.15   $  0.15
Discontinued operations                                                 ---       ---                  ---     (0.11)
Extraordinary item                                                    (0.02)      ---                (0.03)      ---
                                                        --------------------  --------  -------------------  --------
Net earnings                                            $              0.50   $  0.03   $             1.12   $  0.04
                                                        --------------------  --------  -------------------  --------

FULLY DILUTED COMPUTATION:*
Earnings from continuing operations                     $            19,549   $ 1,279   $           43,596   $ 5,933
Net interest expense related to convertible debt                        ---       196                  ---       588
                                                        --------------------  --------  -------------------  --------
Adjusted earnings from continuing operations
   applicable to ordinary shares                                     19,549     1,475               43,596     6,521
Loss from discontinued operations                                       ---       ---                  ---    (3,821)
                                                        --------------------  --------  -------------------  --------
Adjusted earnings before extraordinary item applicable
   to ordinary shares                                                19,549     1,475               43,596     2,700
Extraordinary item on extinguishment of debt                           (762)      ---               (1,196)      ---
                                                        --------------------  --------  -------------------  --------
Net earnings applicable to ordinary shares as adjusted  $            18,787   $ 1,475   $           42,400   $ 2,700
                                                        --------------------  --------  -------------------  --------

Shares:
Average number of ordinary shares outstanding                        36,298    35,221               35,792    35,088
Additional shares assuming conversion of:
Stock options and convertible debentures                                798     1,105                1,022     1,049
Preference shares                                                       248       411                  247       410
Convertible debt of affiliate                                           ---       556                  ---       556
                                                        --------------------  --------  -------------------  --------
Average ordinary and equivalent shares
   outstanding as adjusted                                           37,344    37,293               37,061    37,103
                                                        --------------------  --------  -------------------  --------

FULLY DILUTED EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                   $              0.52   $  0.04   $             1.17   $  0.17
Discontinued operations                                                 ---       ---                  ---     (0.10)
Extraordinary item                                                    (0.02)      ---                (0.03)      ---
                                                        --------------------  --------  -------------------  --------
Net earnings                                            $              0.50   $  0.04   $             1.14   $  0.07
                                                        --------------------  --------  -------------------  --------

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*  This  calculation  is  submitted  in  accordance  with  Regulation S-K item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result for the three months ended
September  30,  1995  and  nine  months  ended  September  30,  1996 and 1995.